Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Wasatch Pharmaceutical, Inc. on Form SB-2 of our report dated April 9, 2001, appearing in the prospectus which is a part of this Registration Statement2000 and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

Thomas Leger & Co. L.L.P.
Houston, Texas
April 9, 2001